                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                (AMENDMENT NO. )

Filed by the Registrant    /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /      Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/      Definitive Proxy Statement

/ /      Definitive Additional Materials

/ /      Soliciting Material Pursuant to section 240.14a-11(c) or section
         240.14a-12

                          RENT-A-WRECK OF AMERICA, INC.
                          -----------------------------
                (Name of Registrant as Specified In Its Charter)
             -------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement, if other
                              than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
        Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)  Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

        2)  Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

        4)  Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

        5)  Total fee paid:

            --------------------------------------------------------------------

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

            --------------------------------------------------------------------

        2)  Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

        3)  Filing Party:

            --------------------------------------------------------------------

        4)  Date Filed:

            --------------------------------------------------------------------

                    ** REVISED NOTICE OF ANNUAL MEETING **
                     ** PLEASE DISREGARD NOTICE ON PAGE 1
                         OF ENCLOSED PROXY STATEMENT **


                          RENT-A-WRECK OF AMERICA, INC.
                        11460 CRONRIDGE DRIVE, SUITE 118
                          OWINGS MILLS, MARYLAND 21117

                        ---------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 18, 1995
                        ---------------------------------

TO THE STOCKHOLDERS:

              Due to hurricane damage affecting the originally-scheduled location of the 1995 Annual Meeting in St. Thomas, U.S. Virgin Islands, the meeting location has been changed. Please disregard the Notice of Annual Meeting on page 1 of the enclosed Proxy Statement.

              The Annual Meeting of Stockholders of Rent-A-Wreck of America, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, October 18, 1995 at 8:00 a.m. local time, at the Melia Cancun Beach & Spa Resort,
Blvd. Kukulcan Km 16.5, Zona Hotelera, 77500 Cancun, Q. R. Mexico for the following purposes:

         1. To elect directors for the ensuing year and until their successors are elected and qualified; and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

              The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

              Only stockholders of record at the close of business on September 8, 1995 are entitled to receive notice of and to vote at the Annual Meeting.

              This Notice and Proxy Statement is being mailed on or about October 2, 1995.

              All stockholders are cordially invited to attend the Annual Meeting in person.

                                            Sincerely,



                                            KENNETH L. BLUM, SR.
                                            Chairman and Chief Executive Officer

Owings Mills, Maryland
September 28, 1995

--------------------------------------------------------------------------------
Please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to assure representation of your shares, whether or not you expect to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.
--------------------------------------------------------------------------------

                          RENT-A-WRECK OF AMERICA, INC.
                        11460 CRONRIDGE DRIVE, SUITE 118
                          OWINGS MILLS, MARYLAND 21117

                        ---------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 18, 1995
                        ---------------------------------

TO THE STOCKHOLDERS:

              The Annual Meeting of Stockholders of Rent-A-Wreck of America, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, October 18, 1995 at 8:00 a.m. local time, at the Wyndham Sugar Bay Resort, 6500 Estate, Smith Bay, St. Thomas, U.S.V.I 00802 for the following purposes:

         1. To elect directors for the ensuing year and until their successors are elected and qualified; and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

              The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

              Only stockholders of record at the close of business on September 8, 1995 are entitled to receive notice of and to vote at the Annual Meeting.

              All stockholders are cordially invited to attend the Annual Meeting in person.

                                            Sincerely,



                                            KENNETH L. BLUM, SR.
                                            Chairman and Chief Executive Officer

Owings Mills, Maryland
September 8, 1995

--------------------------------------------------------------------------------
Please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to assure representation of your shares, whether or not you expect to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.
--------------------------------------------------------------------------------

                          RENT-A-WRECK OF AMERICA, INC.
                        11460 CRONRIDGE DRIVE, SUITE 118
                          OWINGS MILLS, MARYLAND 21117

                        ---------------------------------
                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 18, 1995
                        ---------------------------------

          SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

          Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of Rent-A-Wreck of America, Inc. (the "Company"). All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted in favor of the proposals to be acted upon at the Annual Meeting. The Board of Directors is not aware of any other matter which may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

          When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

          This Proxy Statement and the form of proxy which is enclosed are being mailed to the Company's stockholders commencing on or about September 20, 1995.

          A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

          In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

          The mailing address of the principal corporate office of the Company is 11460 Cronridge Drive, Suite 118, Owings Mills, Maryland 21117.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          Only stockholders of record at the close of business on September 8, 1995 (the "Record Date") will be entitled to vote at the meeting. On the Record Date, the Company had outstanding 4,218,042 shares of Common Stock and 1,655,750 shares of Series A Convertible Preferred Stock ("Series A Preferred"), each of which, except as noted below, entitles the record holder thereof on such date to one vote on each matter presented at the meeting. As further described below, the holders of Series A Preferred, voting as a class, have the right to elect up to four directors of a seven-member board of directors. The proxy solicited by this Proxy Statement relates only to the Company's Common Stock, and, because of the Series A Preferred's right to vote as a class for the election of directors, a proxy is solicited only for the election of directors nominated in Class I.

          The presence of a majority of the Common Stock and a majority of the Series A Preferred, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. The election of the two Class I directors to be elected by the holders of Common Stock requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations for the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          As of July 20, 1995, the persons and entities identified in the following table, including all directors, executive officers and persons known to the Company to own more than 5% of the Company's voting securities, owned beneficially, within the meaning of Securities and Exchange Commission Rule 13d-3, the shares of voting securities reflected in such table. All the outstanding shares of Preferred Stock are immediately convertible at the option of the holder into Common Stock, on a share-for-share basis. Except as otherwise specified, the named beneficial owner has sole investment and voting power with respect to such shares.

                                                                                               Total
Name & Address                     Title of                Shares Bene-             % of        % of
of Beneficial Owner                 Class                 ficially Owned            Class      Common
-------------------                --------               --------------            -----      ------
David Schwartz                      Common                   888,700(1)              21.0        21.0
Bundy Rent-A-Wreck
12333 W. Pico Blvd.
Los Angeles, CA  90064

Cumberland Associates               Common                   151,200(2)               3.6          -
1114 Ave. of the Amer.              Preferred(3)              96,250                  5.8         5.7
New York, NY  10035

William L. Richter                  Common                 1,014,748(4)              22.6          -
c/o Richter & Co., Inc.             Preferred(3)           1,375,000(4)              83.1        40.6
950 Third Avenue
New York, NY  10022

Alan L. Aufzien                     Common                    62,500(5)               1.5           -
P.O Box 2369                        Preferred(3)              27,500                  2.0         2.1
Secaucus, NJ  07094

Kenneth L. Blum, Sr.(6)               -                        -                       -           -
11460 Cronridge Drive
Suite 120
Owings Mills, MD  21117

Kenneth L. Blum, Jr.(6)             Common                   650,000                 13.8        13.8
11460 Cronridge Drive
Suite 120
Owings Mills, MD  21117

Robin Cohn (7)                      Common                   649,999                 13.8        13.8
c/o Rent-A-Wreck of America, Inc.
11460 Cronridge Drive
Suite 120
Owings Mills, MD  21117

All Directors & Executive
Officers as a Group, Including      Common                 2,615,949                 52.3           -
the Directors Named                                        (1)(4)(5)(6)(7)
Above (5 Persons)                   Preferred(3)           1,375,000(4)              83.1        62.5

----------------------------------

* Represents percentage ownership of Common Stock based upon shares of Common Stock owned or deemed owned due to presently exercisable warrants and options and after such person's conversion of Preferred Stock.

Footnotes

(1)  Includes 10,000 shares issuable pursuant to options.

(2) Cumberland Associates is a limited partnership organized under the laws of the State of New York, and is engaged in the business of managing, on a discretionary basis eleven securities accounts. K. Tucker Andersen, Richard Reiss, Jr., Robert Bruce III, and Oscar S. Schafer are the general partners (the "General Partners") of Cumberland Associates. The business address of each of the General Partners is the same as that of Cumberland Associates. By virtue of Rule 13d-3, each of the General Partners may be deemed the beneficial owner of all of the shares of Common Stock owned by Cumberland Associates. The foregoing information is based on a Schedule 13D dated October 10, 1989, filed by Cumberland Associates, as supplemented by additional information supplied to the Company by Cumberland Associates. Cumberland Associates has no voting power with respect to any shares of Common Stock.

(3) Holders of Preferred Stock, voting as a class, are entitled to elect up to four members of a seven member Board of Directors and are also entitled to vote as a class on other significant corporate actions. Pursuant to the terms of a voting trust, Richter Investment Corp. ("RIC") holds a proxy to vote 83.1% of the Preferred Stock. See note 4 below.

(4) Includes 550,000 shares of Preferred Stock and 275,000 shares of Common Stock held by RIC and 84,375 shares of Common Stock and warrants to acquire 187,000 shares of Common Stock held by Richter & Co., Inc. ("RCI"). Also includes 632,500 shares of Preferred Stock as to which RIC holds voting authority via proxy (see note 3 above). Includes 46,600 shares of Common Stock held in RCI's trading account. Mr. Richter has voting control of RIC, and RIC holds 100% of the outstanding stock of RCI. Also includes 48,708 shares of Common Stock held by Richter Cohen & Co, Inc, as to which Mr. Richter shares voting control. Also includes 117,334 shares of Common Stock issuable upon exercise of options and warrants and 6,200 shares of Common Stock and 13,750 shares of Preferred Stock held by family members.

(5) Includes 10,000 shares issuable pursuant to options. Does not include holdings of RIC, although Mr. Aufzien is a minority shareholder in RIC.

(6)  Mr. Blum, Sr. is the father of Kenneth L. Blum Jr. and Robin Cohn; see note
     (7) below. Mr. Blum disclaims beneficial ownership of shares held by Mr. Blum, Jr. and Ms. Cohn. See also "Certain Relationships and Related Transactions."

(7) Includes 483,333 shares issuable pursuant to currently-exercisable options and, in the case of Ms. Cohn, includes 166,666 shares held jointly with spouse. See note (6) above. Mr. Blum, Jr. and Ms. Cohn disclaim beneficial ownership of shares held by each other. For information regarding additional options held by Mr. Blum, Jr. and Ms. Cohn which are not currently exercisable (and thus not deemed beneficially owned for purposes of the above table), see "Certain Transactions - Management Agreement with K.A.B., Inc. and Related Transactions - Stock Option Grant."

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES

           Four persons have been nominated for election at the l995 Annual Meeting as directors for terms expiring at the l996 Annual Meeting and until their successors have been duly elected and qualified. Each of the nominees currently is a director of the Company.

           It is intended that votes will be cast pursuant to the enclosed proxy for the election of each Class I nominee listed below, except for those proxies which withhold such authority. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the Company's management may recommend in the place of such nominee. The management has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

           All directors will hold office until the next Annual Meeting of Stockholders and the election and qualification of their successors. Officers are elected annually and serve at the pleasure of the Board of Directors.

Class I Directors:

           The proxy will be voted as specified thereon and, in the absence of contrary instruction, will be voted for the election of the following Class I directors: Kenneth L. Blum, Sr. and David Schwartz. Such directors will serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. Information with regard to the nominees is set forth below:

           KENNETH L. BLUM, SR., 69, Kenneth L. Blum, Sr. has served as Chairman and a Director of the Company since June 1993 and was its President from June 1993 to October 1994. Mr. Blum co-founded United Healthcare, Inc., a Baltimore, Maryland-based healthcare company in 1974 and served as its president and chief executive officer until 1990. Since 1990, Mr. Blum has been a management consultant to a variety of companies, including National Computer Services, Inc., a computer service bureau; American Business Information Systems, Inc., a high-volume laser printing company; and Mail-Rx, a mail-order prescription drug company. Mr. Blum is a director of Avesis Incorporated, which markets and administers discount benefit programs. Mr. Blum is the father of Kenneth L. Blum, Jr. See "Certain Transactions."

           DAVID S. SCHWARTZ, 60, has served as Vice-Chairman of the Board since June 1993, and previously served as Co-Chairman of the Board since November 1989. Since January 1973, Mr. Schwartz has been the President of Bundy Rent-A-Wreck Inc. -- the original Rent-A-Wreck location.

Class II Directors:

           As described further below, Richter Investment Corp. ("RIC"), acting in its capacity as proxy holder pursuant to the Voting Agreement among certain holders of Series A Preferred, the Company and RIC, has at the present time agreed to a four member board of directors and has selected Messrs. William L. Richter and Alan L. Aufzien (The "Class II Directors"), as the nominees to the board of the Series A Preferred. By virtue of this proxy and the Series A Preferred owned and/or controlled by its affiliates, RIC will vote 83.1% of the outstanding Series A Preferred. RIC has indicated its intent to vote its proxy in favor of such Class II nominees, thus ensuring their election. These nominees have been approved by the Company's board of directors.

           WILLIAM L. RICHTER, 52, has been a director of the Company since November 1989 and has served previously as a director from 1983 to 1985. Mr. Richter was Co-Chairman of the Company from November 1989 to June 1993 and has been Vice Chairman since June 1993. Mr. Richter has been President of Richter Investment Corp. and its wholly-owned subsidiary, Richter & Co., Inc., a registered broker-dealer firm (or its predecessor organization) for the past five years. Mr. Richter is a Director and Co-Chairman of Avesis Incorporated, which markets and administers discount benefit programs.

           ALAN L. AUFZIEN, 65, has served as a Director of the Company since November 1989. Mr. Aufzien is Chairman and Chief Executive Officer of Meadowlands Basketball Association (New Jersey Nets); director of First New Jersey Real Estate Trust; former chairman of The RAL Corporation (a wholesale distributor of plumbing and heating supplies); chairman of The Fairfield Group (a real estate and business investment and development organization); chairman of New York Harbour Associates (a real estate development firm); and treasurer and a partner of CFC Venture Capital Company, (a private investment firm).

EXECUTIVE OFFICERS

           Kenneth L. Blum, Jr., 31, has served as Secretary of the Company since March 1994, as Vice President from May 1994 to October 1994, and as President since October 1994. Mr. Blum is President and Chief Executive Officer and the sole stockholder of National Health Enterprises, Inc., which provides management and consulting services in the health care industry. Mr. Blum is also President of National Computer Services, Inc., a computer service bureau; and President of American Business Information Systems, Inc., a high-volume laser printing company.

           Management Services Agreement. Effective June 30, 1993, the Company entered into a Management Agreement (the "Management Agreement") with K.A.B., Inc., a Florida corporation ("K.A.B.") pursuant to which K.A.B. agreed to manage substantially all aspects of the Company's business, subject to certain limitations and the direction of the Company's board of directors. See "Certain Transactions."

COMPLIANCE WITH SECTION 16(A) REPORTING REQUIREMENTS.

           Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. All of these filing requirements were satisfied during the year ended March 31, 1995, except that each of Kenneth L. Blum, Sr., a Director and Chief Executive Officer of the Company, and Kenneth L. Blum, Jr., the Company's President and Secretary, each filed one late report relating to one transaction, and each of David S. Schwartz, a Director of the Company, and William L. Richter, a Director of the Company filed two late reports relating to two transactions. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

MEETINGS AND COMMITTEES

           The Board of Directors of the Company held a total of two meetings during the fiscal year ended March 31, 1995. During the fiscal year ended March 31, 1995, no director except David S. Schwartz attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which such director served. The Company has a Stock Option Committee but no standing audit, nomination or compensation committee.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table and related notes set forth information regarding the compensation awarded to, earned by or paid to the Company's Chief Executive Officer for services rendered to the Company during the year ended March 31, 1994 and 1995. No other executive officer who was serving as an executive officer during fiscal 1995 received salary and bonus which aggregated at least $100,000 for services rendered to the Company during the year ended March 31, 1995.

                                         Annual Compensation                             Long Term Compensation
                               -------------------------------------------------------------------------------------
                                                                                     Awards               Payouts
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Other Annual      Restricted                                    All Other
Name and                                                 Compensation         Stock        Options/         LTIP       Compensation
Principal Position   Year       Salary ($)   Bonus ($)       ($)           Award(s)($)     SARs (#)      Payouts ($)       ($)
------------------   ----      -----------   ---------   ------------      -----------   ------------   -----------    ------------
Kenneth L. Blum,     1995      $200,000(1)      --            --               --            --(2)           --             --
Sr., CEO             1994      $100,000(1)      --            --               --        2,250,000(2)        --             --
-----------------------------------------------------------------------------------------------------------------------------------

(1) Mr. Blum became Chief Executive Officer of the Company in connection with a Management Agreement between the Company and K.A.B., Inc., a Florida corporation ("K.A.B.") effective June 30, 1993. Mr. Blum does not receive cash compensation directly from the Company. K.A.B. receives cash compensation pursuant to the Management Agreement based on hours worked to a maximum of $200,000 per year plus expense reimbursements. The amounts indicated in the table represent compensation received by K.A.B. pursuant to the Management Agreement. Mr. Blum is the sole stockholder of K.A.B. See "Certain Relationships and Related Transactions - Management Agreement with K.A.B., Inc. and Related Transactions - Management Agreement."

(2) During the year ended March 31, 1994, K.A.B. received options for the purchase of 2,250,000 shares of the Company's Common Stock in connection with the Management Agreement. During the year ended March 31, 1995, the Board of Directors approved the vesting of 1,000,000 of these options at an exercise price of $1 per share. Effective July 20, 1995 the exercise price of the balance of the options was set by the Board of Directors at $1.15 per share, with vesting, subject to continued employment, on April 1, 1998, or earlier subject to satisfaction of performance targets. Also effective on that date, K.A.B. transferred the Options to certain transferees. See "Certain Relationships and Related Transactions - Management Agreement with K.A.B., Inc. and Related Transactions - Stock Option Grant."

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

The following table sets forth information about stock option grants during the last fiscal year to the executive officers named in the Summary Compensation Table.

                                                         Individual Grants
-----------------------------------------------------------------------------------------------------------------------
                                                    % of Total Option/SARs
                              Options/SARs          Granted to Employees       Exercise or Base
Name                           Granted (#)              in Fiscal Year           Price  ($/Sh)          Expiration Date
----                          ------------          ----------------------     ----------------         ---------------
Kenneth L. Blum, Sr.              --(1)                       --                      --                       --

(1) See Note (2) to the Summary Compensation Table and "Certain Relationships and Related Transactions - Management Agreement with K.A.B., Inc. and Related Transactions - Stock Option Grant."

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FY-END OPTION/SAR VALUE TABLE (1)

The following table sets forth information with respect to the executive officer named in the Summary Compensation Table concerning the number and value of options outstanding at the end of the last fiscal year. The executive officer named in the Summary Compensation Table did not exercise any options during the last fiscal year.

                                                   Number of Unexercised                 Value of Unexercised
                                                Options/SARs at FY-End (#)             in-the-Money Options/SARs
                                                                                            at FY-End ($)
                                             -----------------------------------------------------------------------
Name                                         Exercisable       Unexercisable         Exercisable       Unexercisable
----                                         -----------       -------------         -----------       -------------
Kenneth L. Blum Sr.                           1,000,000        1,250,000(1)           $160,000             $0(1)

(1) As of March 31, 1995, these options were not exercisable and would become exercisable at exercise prices ranging from $1.00 to $1.30 per share contingent upon achievement of specified performance targets. Effective July 20, 1995, the exercise price of these options was set at $1.15 per share by action of the Board of Directors, with vesting, subject to continued employment, on April 1, 1998, or earlier subject to satisfaction of performance targets. See "Certain Relationships and Related Transactions
     - Management Agreement with K.A.B., Inc. and Related Transactions - Stock Option Grant." The value of the unexercised options which were not exercisable at March 31, 1995 has been computed using an assumed exercise price of $1.15 per share and the average of the closing bid and asked prices of the Company's Common Stock on March 28, 1995, which was the last date on which the Common Stock was traded during fiscal 1995.

EMPLOYMENT/CHANGE OF CONTROL ARRANGEMENTS

            In the event of termination of the Management Agreement with K.A.B. without cause, all options granted to K.A.B. in connection with the Management Agreement remain outstanding for the balance of their five-year term. See "Certain Relationships and Related Transactions -- Management Agreement with K.A.B., Inc. and Related Transactions - Stock Option Grant."

COMPENSATION OF DIRECTORS

            Currently, directors of the Company who also serve as officers of the Company and outside directors receive no cash compensation in connection with the services they render as directors. (Officers, however, receive compensation in their capacity as officers as described above.) Directors are reimbursed for expenses incurred in connection with their board service. In addition, David Schwartz, a director of the Company, received $24,000 and $2,000 during the years ended March 31, 1994 and 1995, respectively, in consideration of consulting services.

CERTAIN TRANSACTIONS

MANAGEMENT AGREEMENTS WITH K.A.B., INC. AND RELATED TRANSACTIONS

            Management Agreement. Effective June 30, 1993, the Company entered into a Management Agreement (the "Management Agreement") with K.A.B. pursuant to which K.A.B. agreed to provide management consulting with respect to substantially all aspects of the Company's business, subject to certain limitations and the direction of the Company's board of directors. K.A.B. is controlled by Kenneth L. Blum, Sr. who is Chairman and Chief Executive Officer of the Company. The Management Agreement provides cash compensation based on hours worked to a maximum of $200,000 per year, as well as options for the purchase of up to 2,250,000 shares of the Company's Common Stock, as described below. The Management Agreement has a term of five years. The Management Agreement is terminable by the Company for cause, as defined.

            The Management Agreement includes certain representations and warranties and limitations on solicitation by K.A.B. of customers and employees of the Company during the term of the Management Agreement and for two years thereafter. The Management Agreement also requires that K.A.B. hold in confidence the Company's confidential information. Mr. Blum, Sr., K.A.B. and their affiliates are involved in various business ventures in addition to the activities on behalf of the Company required by the Management Agreement. Participation in such other ventures may detract from efforts on behalf of the Company.

            Stock Option Grant. Effective June 30, 1993, the Company issued five-year options (the "Options") to K.A.B. for the purchase of up to 2,250,000 shares of the Company's Common Stock. The Options originally vested at prices ranging from $1.00 to $1.30 contingent upon achievement of profitability and/or stock price targets. Effective October 19, 1994, the Board of Directors approved the vesting of 1,000,000 Options at an exercise price of $1.00 per share and provided that the balance of the Options (an aggregate of 1,250,000 Options) (the "Unvested Options") would vest at $1.30 on April 1, 1998 subject to continued retention of K.A.B.'s services pursuant to the Management Agreement. The Unvested Options also became exercisable on an accelerated basis pursuant to the term of the original grant, as follows:

          Number of Shares     Alternative Vesting Event:
          ----------------     --------------------------
             500,000           Completion of the first fiscal year in which the
                               Company has Profits of at least $750,000 or in
                               which the Stock Price is at least $4.00

             750,000 Completion of the first fiscal year in which the Company has Profits of at least $1,000,000 or in which the Stock Price is at least $5.00

                 "Profits" of the Company in any fiscal period shall mean the
            Company's pretax operating profit during such period as determined in accordance with generally accepted accounting principles ("GAAP") based on the Company's books and records, and excluding any profit or loss from financial transactions and any charge for compensation expense relating to these stock options.

                 "Stock Price" means the average closing high bid price for the
            Company's Common Stock as reported on NASDAQ (or, if applicable, the NASD Bulletin Board or pink sheets) over any 30 consecutive calendar days during the applicable fiscal year.

            The exercise price of the Unvested Options would be $1.00, $1.15 and $1.30 for options vesting pursuant to the above provisions with respect to fiscal years ending March 31, 1996, 1997 and 1998, respectively. Effective July 20, 1995, the Board of Directors provided that the exercise price of the Unvested Options would be $1.15 per share irrespective of the circumstances under which the Options vest. The actions of the Board of Directors were predicated upon the Board's view of the Company's performance relative to the original vesting criteria and other relevant considerations.

            Options remain exercisable throughout their five-year term, except that exercisable Options terminate 120 days after termination of the Management Agreement by the Company for cause.

            The Options are transferable without the Company's consent only to employees or affiliates of K.A.B. performing substantial services for or on behalf of the Company or to employees of the Company, subject to compliance with applicable law. Effective July 20, 1995, the Board of Directors approved the transfer of 483,333 Options and 604,167 Unvested Options to each of Kenneth L. Blum, Jr., the Company's President and Secretary; and Robin Cohn. Mr. Blum, Sr. is the father of Mr. Blum, Jr. and Ms. Cohn. Also effective July 20, 1995, the Board of Directors approved the transfer by K.A.B. of 33,334 Options and 41,666 Unvested Options to Richter & Co., Inc., a New York investment banking firm ("RCI"). A principal of RCI, William L. Richter, is a member (and Vice-Chairman of) the Company's Board of Directors. In connection with Mr. Richter's employment arrangements with RCI, RCI transferred 13,334 of these Options and 16,666 of these Unvested Options to Mr. Richter. See " -- Investment Banking Services," below.

            Stock Purchase. Kenneth L. Blum, Jr. and Alan S. Cohn acquired 166,667 and 166,666 shares, respectively, of the Company's Common Stock (the "Shares") on June 30, 1993 for consideration of $.75 per share. Mr. Blum, Sr. is the father of Mr. Blum, Jr. and the father-in-law of Mr. Cohn.

            Registration Rights Agreement. The Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") effective June 30, 1993 with K.A.B., Mr. Blum, Jr. and Mr. Cohn. The Registration Rights Agreement provides up to three demand registrations with respect to the Shares and the shares issuable pursuant to the Options ("Registrable Securities"). The first demand registration is exercisable at the request of holders of at least 250,000 Registrable Securities after a fiscal year in which Profits are at least $250,000, provided that the Stock Price is at least $2.00 at the time of the request. The second demand registration is exercisable at the request of holders of at least 600,000 Registrable Securities after at least 1,000,000 Options have become exercisable. The third demand registration is exercisable at the request of holders of at least 1,000,000 Registrable Securities after all of the Options have become exercisable. Holders of the Company's Series A Preferred Stock have the right to participate in the above demand registrations on a pro rata basis. The Registration Rights Agreement also provides piggyback registration rights with respect to registrations in which other selling stockholders are participating. The Company is obligated to pay the offering expenses of each such registration, except for the selling stockholders' pro rata portion of underwriting discounts and commissions. No precise prediction can be made of the effect, if any, that the availability of shares pursuant to registrations under the Registration Rights Agreement will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock pursuant to such registrations could adversely affect prevailing market prices.

            Franchise Agreement. Effective June 30, 1993, K.A.B., Inc. acquired a Company franchise for the Towson, Maryland area.

            Investment Banking Services The Management Agreement and related transactions with K.A.B. were structured and negotiated for the Company by RCI, which received cash consideration of $15,000 and five-year warrants (the "Warrants") to acquire (i) 20,000 shares of the Company's Common Stock currently exercisable at $.80 per share; and (ii) 135,000 shares of the Company's Common Stock exercisable on the same basis as is applicable to the Options, as described above. RCI is also entitled to receive a commission equal to 6% of the cash received by the Company upon any exercises of the Options. The shares of Common Stock issuable pursuant to the Warrants are entitled to piggyback registration rights with respect to any registration in which the Shares or the Common Stock issuable pursuant to the Options are included. RCI has assigned warrants for the purchase of 62,000 shares of the Company's Common Stock to Mr. Richter out of the Warrants. Mr. Richter and his firm have provided and expect to continue to provide substantial investment banking services for Mr. Blum and various of his affiliated entities. To that extent, RCI may be deemed to have had a conflict of interest with respect to its efforts on behalf of the Company in effecting the Management Agreement and related agreements with K.A.B. The Company's Board of Directors took into account the potential conflict of interest issues referred to above in structuring and entering into the investment banking agreement with RCI and believes that such agreement was desirable and in the best interests of the Company notwithstanding such possibility.

            As a result of actions taken by the Board of Directors on October 19, 1994 and July 15, 1995, the 135,000 Warrants referred to in the preceding paragraph have the following terms: 24,000 Warrants held by Mr. Richter and 36,000 Warrants held by RCI are vested with an exercise price of $1.00 per share; and 30,000 Warrants held by Mr. Richter and 45,000 Warrants held by RCI have an exercise price of $1.15 per share and vest subject to the same criteria applicable to the Unvested Options. See "-- Stock Option Grants" above.

OTHER

            Financing Agreement. As of August 31, 1993, the Company entered into a Commercial Installment Sales and Financing Agreement with K.A.B. The agreement permits the Company to offer vehicle financing to franchisees. The Company executed a Master Note in favor of K.A.B. in the amount of $200,000, but is only obligated to repay amounts outstanding on vehicles purchased. Advances from K.A.B. bear interest at 12% per annum. Pursuant to a separate Sales Commission Agreement, the Company is also obligated to pay K.A.B. a 2% per annum commission on the unpaid balance of advances made to the Company under the financing agreement. As of March 31, 1994, the Company owed $146,414 to K.A.B., all of which has since been paid. During the year ended March 31, 1994, the Company recognized interest and commission expense to K.A.B. of $7,542 and $1,256, respectively. The agreements described in this paragraph have been terminated.

            Lease. As of October, 1993, the Company relocated its corporate offices to Owings Mills, Maryland. The Company has entered into a month-to-month lease with K.A.B., Inc. to lease approximately 2,700 square feet. For this space the Company is currently paying $2,660 per month to K.A.B., Inc.

            During fiscal 1994, the Company issued 500,000 shares of Common Stock through RCI in transactions exempt from registration under the Securities Act of 1993, as amended, yielding net proceeds of approximately $354,328. RCI received cash compensation in an amount equal to approximately 6% of the gross proceeds of the transactions plus five-year warrants for 30,000 shares of Common Stock exercisable at $.80 per share. RCI has assigned 12,000 of such warrants to William L. Richter.

            Effective December 31, 1992, the Company entered into an agreement with David Schwartz to convert a portion of a note payable to him by the Company to common stock. The Company issued 133,333 shares of common stock to Mr. Schwartz in exchange for cancellation of $100,000 of the note, and granted Mr. Schwartz an option to convert the remaining portion of the note into common stock at $.75 per share. In June 1994, the Company retired the note via a payment of $127,943, representing the entire unpaid principal balance.

            Effective January 1, 1995, the Company entered into a five-year agreement with National Computer Services, Inc. ("NCS") to develop computer software and related documentation. During the year ended March 31, 1995, NCS received $30,919 pursuant to this agreement. Kenneth L. Blum, Jr. is the sole stockholder and an executive officer of NCS.

            Effective March 20, 1995, the Company retained RCI as its exclusive financial advisor and placement agent. RCI's fees under this arrangement are payable only upon completion of defined transactions and, in such event, are calculated upon the basis of a percentage of the transaction value. The agreement is terminable by the Company upon 90 days notice, provided that RCI is entitled to receive certain fees for two years following termination in the event a transaction is concluded involving an entity introduced to the Company by RCI.

            RCI provides substantial ongoing financial management and other services to the Company at no charge. In the opinion of management, the terms of the Company's arrangements with RCI, K.A.B. and NCS taken as a whole are at least as favorable to the Company as could be obtained from third parties.

                              INDEPENDENT AUDITORS

            Arthur Andersen LLP, which has audited the Company's financial statements for fiscal 1995, has audited the Company's financial statements annually since 1991. Its representatives are not expected to be present at the Annual Meeting. The Company has not yet finalized its selection of auditors for the year ending March 31, 1996.

                                  OTHER MATTERS

            The Company is unaware of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

                              REPORT ON FORM 10-KSB

            Upon written request directed to Kenneth L. Blum, Jr., Secretary, Rent-A-Wreck of America, Inc., 11460 Cronridge Drive, Suite 118, Owings Mills, Maryland 21117, the Company will furnish without charge to stockholders of record on the Record Date a copy of the Company's Report on Form 10-KSB for the year ended March 31, 1995 (the "Form 10-KSB").

                              FINANCIAL INFORMATION

            Enclosed with this Proxy Statement are the Company's 1995 Annual Report to Stockholders and Annex I thereto, which includes the "Management's Discussion and Analysis" and the Company's audited financial statements in the form such items were included in the Company's Form 10-KSB.

                              STOCKHOLDER PROPOSALS

            Proposals intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company by May 22, 1996 to be considered for inclusion in the Company's proxy materials relating to that meeting.

                                            RENT-A-WRECK OF AMERICA, INC.


                                            KENNETH L. BLUM, SR.
September 8, 1995                           Chairman and Chief Executive Officer

                          RENT-A-WRECK OF AMERICA, INC.
                        11460 CRONRIDGE DRIVE, SUITE 118
                          OWINGS MILLS, MARYLAND 21117

                        ---------------------------------
                           THIS PROXY IS SOLICITED ON
                        BEHALF OF THE BOARD OF DIRECTORS
                        ---------------------------------

           The undersigned hereby appoints Kenneth L. Blum, Sr. and Kenneth L. Blum, Jr., as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Rent-A-Wreck of America, Inc., a Delaware corporation (the "Company") held on record by the undersigned on September 8, 1995, at the Annual Meeting of Stockholders to be held on October 18, 1995, and at any adjournment thereof.

    1.    ELECTION OF CLASS I DIRECTORS

                    Kenneth L. Blum, Sr.   David S. Schwartz

    / / VOTE FOR all nominees listed, except as indicated to the contrary below (if any). (Instructions: To withhold your vote for any individual nominee, write the nominee's name in the space below.)

    / /   WITHHOLD AUTHORITY to vote for all nominees.

          -----------------------------------------------------------------

    2. In their discretion, to vote upon such other business as may properly come before the Annual Meeting or any adjournment.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES.

    Please sign exactly as name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please give full corporate name and indicate that execution is by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                   , 1995.
      -------------------

                                     Stockholder Name(s):  (Print)

                                     -------------------------------------------

                                     -------------------------------------------

                                     -------------------------------------------
                                     Signature

                                     -------------------------------------------
                                     Signature if held jointly


                                      A-2